                                                                    Exhibit 99.2






          ------------------------------------------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 31, 2001



          ------------------------------------------------------------

                                     between

                                   AVAYA INC.

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

          ------------------------------------------------------------

                            Supplemental to Indenture

                          Dated as of October 31, 2001

          ------------------------------------------------------------

                      Creating a series of Notes designated

           Liquid Yield OptionTM Notes due 2021 (Zero Coupon - Senior)







--------------------------------------------
TM   Trademark of Merrill Lynch & Co., Inc.


                             CROSS REFERENCE TABLE*

TIA SECTION                                                            INDENTURE SECTION
-----------                                                            -----------------
310(a)(1)......................................................        7.10
     (a)(2)....................................................        7.10
     (a)(3)....................................................        N.A.
     (a)(4)....................................................        N.A.
     (b).......................................................        7.08; 7.10
     (c).......................................................        N.A.
311(a).........................................................        7.11
     (b).......................................................        7.11
     (c).......................................................        N.A.
312(a).........................................................        2.05
     (b).......................................................        12.03
     (c).......................................................        12.03
313(a).........................................................        7.06
     (b)(1)....................................................        N.A.
     (b)(2)....................................................        7.06
     (c).......................................................        13.02
     (d).......................................................        7.06
314(a).........................................................        4.02; 4.03; 12.02
     (b).......................................................        N.A.
     (c)(1)....................................................        12.04
     (c)(2)....................................................        12.04
     (c)(3)....................................................        N.A.
     (d).......................................................        N.A.
     (e).......................................................        12.05
     (f).......................................................        N.A.
315(a).........................................................        7.01
     (b).......................................................        7.05; 12.02
     (c).......................................................        7.01
     (d).......................................................        7.01
     (e).......................................................        6.11
316(a) (last sentence).........................................        2.08
     (a)(1)(A).................................................        6.05
     (a)(1)(B).................................................        6.04
     (a)(2)....................................................        N.A.
     (b).......................................................        6.07
317(a)(1)......................................................        6.08
     (a)(2)....................................................        6.09
     (b).......................................................        2.04
318(a).........................................................        12.01
      N.A. means Not Applicable.

----------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                PAGE

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions.........................................................2
SECTION 1.02   Other Definitions...................................................5
SECTION 1.03   Incorporation by Reference of Trust Indenture Act...................6
SECTION 1.04   Rules of Construction...............................................6
SECTION 1.05   Acts of Holders.....................................................7

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01   Title of the Notes..................................................8
SECTION 2.02   Amount..............................................................8
SECTION 2.03   Stated Maturity.....................................................8
SECTION 2.04   Forms; Denominations................................................8
SECTION 2.05   Transfer and Exchange..............................................10
SECTION 2.06   Registrar, Paying Agent and Conversion Agent.......................10
SECTION 2.07   Paying Agent to Hold Money and Notes in Trust......................10
SECTION 2.08   Restrictions on Transfers..........................................11

                                   ARTICLE III
                         AMENDMENT OF CERTAIN PROVISIONS
                            OF THE ORIGINAL INDENTURE

SECTION 3.01   Amendments Relating to the Notes...................................14

                                   ARTICLE IV
                          SPECIAL TAX EVENT CONVERSION

SECTION 4.01   Optional Conversion to Semiannual Coupon Note upon Tax Event.......36
SECTION 4.02   Payment of Interest; Interest Rights Preserved.....................37

                                    ARTICLE V
                                   CONVERSION

SECTION 5.01   Conversion Privilege...............................................38
SECTION 5.02   Conversion Procedure...............................................39
SECTION 5.03   Fractional Shares..................................................40
SECTION 5.04   Taxes on Conversion................................................40
SECTION 5.05   Company to Provide Stock...........................................40
SECTION 5.06   Adjustment for Change in Capital Stock.............................41
SECTION 5.07   Adjustment for Rights Issue........................................41


                                       i

SECTION 5.08   Adjustment for Other Distributions.................................42
SECTION 5.09   When Adjustment May Be Deferred....................................44
SECTION 5.10   When No Adjustment Required........................................44
SECTION 5.11   Notice of Adjustment...............................................45
SECTION 5.12   Voluntary Increase.................................................45
SECTION 5.13   Notice of Certain Transactions.....................................45
SECTION 5.14   Reorganization of Company; Special Distributions...................45
SECTION 5.15   Company Determination Final........................................46
SECTION 5.16   Trustee's Adjustment Disclaimer....................................46
SECTION 5.17   Simultaneous Adjustments...........................................46
SECTION 5.18   Successive Adjustments.............................................46
SECTION 5.19   Rights Issued in Respect of Common Stock Issued upon Conversion....47

                                   ARTICLE VI
                                  MISCELLANEOUS

EXHIBITS

Exhibit A-1       Form of Face of Global Note
Exhibit A-2       Form of Certificated Note


       FIRST SUPPLEMENTAL INDENTURE, dated as of the 31st day of October, 2001, between AVAYA INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal executive office located at 211 Mount Airy Road, Basking Ridge, New Jersey 07920 (the "Company"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, having its Corporate Trust Office located at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee (the "Trustee").

                                 R E C I T A L S

       WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 31, 2001 (the "Original Indenture," as amended by this Supplemental Indenture, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (in the Original Indenture and herein called the "Notes"), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed in accordance with the terms of the Original Indenture;

       WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its board of directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a new series of Notes designated as its "Liquid Yield Option(TM) Notes due 2021 (Zero Coupon -- Senior)" in the aggregate Principal Amount at Maturity (as defined herein) of up to $943,632,000;

       WHEREAS, Section 9.01 of the Original Indenture provides that the Company and the Trustee, at any time and from time to time, without the consent of any Holder (as defined in the Original Indenture), may enter into an indenture supplemental to the Original Indenture to, among other things (a) establish the form or terms of Notes of any series as permitted by Section 2.02 of the Original Indenture and (b) cure any ambiguity or to correct or supplement any provision in the Original Indenture which may be defective or inconsistent with any other provision in the Original Indenture, or to make any other change that does not adversely affect the interests of any Holders of Notes of any series then Outstanding (as defined in the Original Indenture) in any material respect; and

       WHEREAS, all things necessary to make the Liquid Yield Option(TM) Notes due 2021 (Zero Coupon -- Senior), when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent (as defined in the Original Indenture) and issued upon the terms and subject to the conditions of this Supplemental Indenture and the Original Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company have been done.

       NOW, THEREFORE, in order to establish the form and terms of the series of the Liquid Yield Option(TM) Notes due 2021 (Zero Coupon -- Senior) and for and in consideration of the premises and of the covenants contained in the Original Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

       SECTION 1.01 DEFINITIONS. For all purposes of the Original Indenture and this First Supplemental Indenture relating to the series of Notes (consisting of Notes) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms used in this First Supplemental Indenture have the meanings assigned to them in this Article. Each capitalized term that is used in the Original Indenture and this First Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture.

       "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

       "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

       "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

       "CERTIFICATED NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-2.

       "COMMON STOCK" shall mean the shares of Common Stock, par value $1.00, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

       "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

       "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers.

       "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

       "DEBT" means with respect to the Company at any date, without duplication, obligations for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

       "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

       "GLOBAL NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-1.

       "HOLDER" or "NOTEHOLDER" means a person in whose name a Note is registered on the Registrar's books.

       "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

       "ISSUE DATE" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

       "ISSUE PRICE" of any Note means, in connection with the original issuance of such Note, the initial issue price at which the Note is sold as set forth on the face of the Note.

       "NOTEHOLDER" or "HOLDER" means a person in whose name a Note is registered on the Registrar's books.

       "NOTES" means any of the Company's Liquid Yield Option NotesTM due 2021 (Zero Coupon-Senior) created hereby.

       "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in the Original Indenture.

       "OPINION OF COUNSEL" means a written opinion containing the information specified in the Original Indenture, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

       "ORIGINAL ISSUE DISCOUNT" of any Note means the difference between the Issue Price and the Principal Amount at Maturity of the Note as set forth on the face of the Note.

       "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

       "PRINCIPAL AMOUNT AT MATURITY" of a Note means the principal amount at maturity as set forth on the face of the Note.

       "REDEMPTION DATE" or "REDEMPTION DATE" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

       "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 of the Notes.

       "SALE PRICE" of Capital Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States notes exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional notes exchange, as reported by the National Association of Notes Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

       "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

       "SPECIAL RECORD DATE" means, for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 4.02(b).

       "STATED MATURITY" means, when used with respect to any Note, the date specified in such Note as the fixed date on which an amount equal to the Principal Amount at Maturity of such Note is due and payable.

       "TAX EVENT" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after October 31, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after October 31, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Notes either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

       "TRADING DAY" means a day during which trading in notes generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional notes exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional notes exchange, on the National Association of Notes Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Notes Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

       "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, HOWEVER, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

       "UNDERWRITING AGREEMENT" means the Underwriting Agreement, dated October 25, 2001, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as supplemented by the Terms Agreement, dated as of October 25, 2001, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

       SECTION 1.02 OTHER DEFINITIONS.

                                                           Defined in
       Term                                                Section
       ----                                                -------

       "Act" ..............................................1.05(a)
       "Agent Members".....................................2.12(e)
       "Associate".........................................3.09(a)
       "Average Sale Price"................................5.01
       "Bankruptcy Law"....................................6.01
       "beneficial owner"..................................3.09(a)
       "cash"..............................................3.08(b)
       "Change in Control".................................3.09(a)
       "Change in Control Purchase Date"...................3.09(a)
       "Change in Control Purchase Notice".................3.09(c)
       "Change in Control Purchase Price"..................3.09(a)
       "Company Notice"....................................3.08(e)
       "Company Notice Date"...............................3.08(c)
       "Conversion Agent"..................................2.06
       "Conversion Date"...................................5.02
       "Conversion Rate"...................................5.01
       "Custodian".........................................6.01
       "Defaulted Interest"................................4.02(b)
       "Depositary"........................................2.01(a)
       "DTC"...............................................2.01(a)
       "Event of Default"..................................6.01
       "Exchange Act"......................................3.08(d)
       "Ex-Dividend Date"..................................5.08(b)
       "Ex-Dividend Time"..................................5.01
       "Extraordinary Cash Dividend".......................5.08(a)

       "Interest Payment Date".............................10.01
       "Legend"............................................2.06(f)
       "Market Price"......................................3.08(d)
       "Measurement Period"................................5.08(a)
       "Notice of Default".................................6.01
       "Optional Exercise Date"............................4.01
       "Paying Agent"......................................2.03
       "Purchase Date".....................................3.08(a)
       "Purchase Notice"...................................3.08(a)
       "Purchase Price"....................................3.08(a)
       "Registrar".........................................2.03
       "Regular Record Date"...............................4.01
       "Relevant Cash Dividends............................5.08(a)
       "Restated Principal Amount".........................4.01
       "Rights"............................................5.19
       "Rights Agreement"..................................5.19
       "Notes Act".........................................3.08(d)
       "Special Record Date"...............................4.02
       "Tax Event Date"....................................4.01
       "Time of Determination".............................5.01

       SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

       "Commission" means the SEC.

       "indenture notes" means the Notes.

       "indenture note holder" means a Noteholder.

       "indenture to be qualified" means this Indenture.

       "indenture trustee" or "institutional trustee" means the Trustee.

       "obligor" on the indenture notes means the Company.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

       SECTION 1.04 RULES OF CONSTRUCTION. Unless the context otherwise requires:

       (a) a term has the meaning assigned to it;

       (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

       (c) "or" is not exclusive;

       (d) "including" means including, without limitation; and

       (e) words in the singular include the plural, and words in the plural include the singular.

       SECTION 1.05 ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

       (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

       (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

       (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

       (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                    THE NOTES

       SECTION 2.01 TITLE OF THE NOTES. The Notes shall be known and designated as the "Liquid Yield Option(TM) Notes due 2021 (Zero Coupon -- Senior)" of the Company.

       SECTION 2.02 AMOUNT. The aggregate Principal Amount at Maturity of Notes that may be authenticated and delivered under this Supplemental Indenture is limited to $820,550,000, if any, and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 9.05 of the Original Indenture and Sections 2.11, 2.08, or Article Three of the Original Indenture, as amended by Article 3 of this Supplemental Indenture, or upon surrender in part of any Notes for conversion or exchange into Common Stock pursuant to the terms of the Notes and the terms of the Indenture.

       SECTION 2.03 STATED MATURITY. The Stated Maturity of the Notes shall be October 31, 2021.

       SECTION 2.04 FORMS; DENOMINATIONS. The Notes shall be Registered Notes. The certificate for the Notes shall be in substantially the forms attached hereto as Exhibit A-1 and Exhibit A-2. The Notes are being offered and sold by the Company pursuant to the Underwriting Agreement.

       (a) GLOBAL NOTES. (i) Notes offered and sold as provided in the Underwriting Agreement shall be issued initially in the form of one or more Global Notes in definitive fully registered form without interest coupons, deposited on behalf of the subscribers for the Notes represented thereby with The Bank of New York, at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or a nominee thereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate Principal Amount at Maturity of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

       Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of Outstanding Notes from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect conversions and redemptions.

       Any adjustment of the aggregate Principal Amount at Maturity of a Global Note to reflect the amount of any increase or decrease in the Principal Amount at Maturity of Outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.08 or pursuant to a Company Order delivered pursuant to Section
2.03 of the Original Indenture or Section 2.11 of the Original Indenture, and shall be made on the records of the Trustee and the Depositary.

       (ii) BOOK-ENTRY PROVISIONS. This Section 2.04(a)(ii) shall apply only to Global Notes. The Company shall execute and the Trustee shall, in accordance with this Section 2.04(a)(ii) and Sections 2.06 and 3.03 of the Original Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

       "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF."

       (b) CERTIFICATED NOTES. Except as otherwise set forth in this Supplemental Indenture, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. Beneficial interests in a Global Note transferred to the beneficial holders thereof pursuant to Section 2.08(b) will be issued in certificated, registered form without interest coupons.

       (c) U.S. TAX LEGEND. All Notes shall bear the following legend:

       THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE WAS $487.48 PER $1,000 OF PRINCIPAL AMOUNT AT

       MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $512.52 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE IS OCTOBER 31, 2001; AND THE YIELD TO MATURITY FOR THE PURPOSES OF ACCRUING TAX ORIGINAL ISSUE DISCOUNT IS 3.625% PER ANNUM.

       SECTION 2.05 TRANSFER AND EXCHANGE. (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.08(a)(i) and this Section 2.05.

       (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

       SECTION 2.06 REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

       The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (other than the Trustee). The agency agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07 of the Original Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

       The Company initially appoints the Trustee as Registrar, Conversion Agent, and Paying Agent in connection with the Notes.

       SECTION 2.07 PAYING AGENT TO HOLD MONEY AND NOTES IN TRUST. Except as otherwise provided herein, by no later than 10:00 a.m. (New York City time) on or prior to each due date of payments in respect of any Notes, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

       SECTION 2.08 RESTRICTIONS ON TRANSFERS. (a) Notwithstanding any other provisions of this Supplemental Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Sections
2.05 and 2.08(a)(i), (B) transfer of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.08(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.08(a)(iii) and (iv) below.

       (i) TRANSFER OF GLOBAL NOTE. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; PROVIDED that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under the Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.08(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this
       Section 2.08(a).

       (ii) RESTRICTIONS ON TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A CERTIFICATED NOTE. A beneficial interest in a Global Note may not be exchanged for a Certificated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Note in accordance with Applicable Procedures for a Certificated Note in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate Principal Amount at Maturity of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Notes represented by the Global Note to be decreased by the aggregate Principal Amount at Maturity of the Certificated Note to be issued, shall issue such Certificated Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount at Maturity of the Certificated Note so issued.

       (iii) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. When Certificated Notes are presented to the Registrar with a request:

              (x) to register the transfer of such Certificated Notes; or

              (y) to exchange such Certificated Notes for an equal Principal Amount at Maturity of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Certificated Notes surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

       (iv) RESTRICTIONS ON TRANSFER OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate Principal Amount at Maturity of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Notes represented by the Global Note to be increased by the aggregate Principal Amount at Maturity of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the Principal Amount at Maturity of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate Principal Amount at Maturity.

       (b) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Notes:

       (i) Notwithstanding any other provisions of the Indenture or the Notes, except as provided in Section 2.08(a)(ii), a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, PROVIDED that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) an Event of Default has occurred and is continuing with respect to the Notes or (C) if the Company executes and delivers a Company Order to the effect that the Global Note shall be exchangeable. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.

       (ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Note or portion thereof to be so exchanged and shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the
       Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

       (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

       (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes.

       (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

                                  ARTICLE III

                         AMENDMENT OF CERTAIN PROVISIONS

                            OF THE ORIGINAL INDENTURE

       SECTION 3.01 AMENDMENTS RELATING TO THE NOTES. The Original Indenture is hereby amended, solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), as follows:

       (a) Article Three of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 3

                            REDEMPTION AND PURCHASES

       SECTION 3.01 RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 7 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Notes to be redeemed and the Redemption Price.

       The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee)."

       SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Notes that have denominations larger than $1,000.

       Notes and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

       If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

       SECTION 3.03 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

       The notice shall identify the Notes to be redeemed and shall state:

       (1)    the Redemption Date;

       (2)    the Redemption Price;

       (3)    the Conversion Rate;

       (4)    the name and address of the Paying Agent and Conversion Agent;

       (5) that Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

       (6) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 of the Notes;

       (7) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

       (8) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Notes to be redeemed;

       (9) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount and interest, if any, on Notes called for redemption will cease to accrue on and after the Redemption Date;

       (10)   the CUSIP number of the Notes; and

       (11)   any other information the Company wants to present.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED that the Company makes such request at least three Business Days prior to the date such notice of redemption must be mailed.

       SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

       SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, not required for that purpose because of conversion of Notes pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

       SECTION 3.06 NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

       SECTION 3.07 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

       SECTION 3.08. PURCHASE OF NOTES AT OPTION OF THE HOLDER.

       (a) GENERAL. Notes shall be purchased by the Company pursuant to paragraph 6 of the Notes as of October 31, 2004, October 31, 2006 and October 31, 2011 (each, a "Purchase Date"), at the purchase price of $542.95 per $1,000 of Principal Amount at Maturity as of October 31, 2004, of $583.40 per $1,000 of Principal Amount at Maturity as of October 31,

2006 and of $698.20 per $1,000 of Principal Amount at Maturity as of October 31, 2011 (each, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:

       (1) (delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately prior to such Purchase Date stating:

              (A) the certificate number of the Note which the Holder will deliver to be purchased,

              (B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be a Principal Amount of Maturity of $1,000 or an integral multiple thereof,

              (C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Notes and in this Indenture, and

              (D) in the event the Company elects, pursuant to Section 3.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

       (2) delivery of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

       If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (D).

       The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

       Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Note.

       Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

       The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

       (b) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE. The Notes to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay in cash or Common Stock; PROVIDED that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and
(ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state notes laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Noteholders, except pursuant to this Section 3.08(b) or pursuant to Section 3.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

       At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

       (i) the manner of payment selected by the Company,

       (ii) the information required by Section 3.08(e),

       (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

       (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

       (c) PURCHASE WITH CASH. On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes. If the Company elects to purchase Notes with cash, the Company Notice, as provided in Section 3.08(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

       (d) PAYMENT BY ISSUANCE OF COMMON STOCK. On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Noteholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

       The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

       If the Company elects to purchase the Notes by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.08(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

       The Company's right to exercise its election to purchase the Notes pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

       (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

       (ii) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the principal United States notes exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional notes exchange, as quoted on the National Association of Notes Dealers Automated Quotation System;

       (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Notes Act of 1933, as amended (the "Notes Act"), or the Notes Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

       (iv) any necessary qualification or registration under applicable state notes laws or the availability of an exemption from such qualification and registration; and

       (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii), (iii) and (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii), (iii) and (iv) above have been satisfied.

       Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes and the Sale Price of a share of Common Stock on each trading day during the period for which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in THE WALL STREET JOURNAL or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

       The "Market Price" of the Common Stock means the average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (or if such Business Day is not a trading day, then on the last trading day prior to such Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in Section 5.06, 5.07 or 5.08; subject, however, to the conditions set forth in Sections 5.09 and 5.10.

       (e) NOTICE OF ELECTION. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section [ ] at the time specified in Section 3.08(c) or (d), as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

       In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

       (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

       (2) set forth the method of calculating the Market Price of the Common Stock; and

       (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

       In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Noteholder and shall state:

       (i) the Purchase Price and the Conversion Rate;

       (ii) the name and address of the Paying Agent and the Conversion Agent;

       (iii) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

       (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price;

       (v) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in clause (iv) above;

       (vi) the procedures the Holder must follow to exercise rights under
       Section 3.08 and a brief description of those rights;

       (vii) briefly, the conversion rights of the Notes;

       (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
       Section 3.08(a)(1)(D) or Section 3.10);

       (ix) that, unless the Company defaults in making payment of such Purchase Price, Original Issue Discount and interest, if any, on Notes surrendered for purchase will cease to accrue on and after the Purchase Date; and

       (x) the CUSIP number of the Notes.

       At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of such Company Notice shall be prepared by the Company.

       Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes, the Company will issue a press release and publish such determination in THE WALL STREET JOURNAL or another daily newspaper of national circulation.

       (f) COVENANTS OF THE COMPANY. All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

       (g) PROCEDURE UPON PURCHASE. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section
3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

       (h) TAXES. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

       SECTION 3.09 PURCHASE OF NOTES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL. (i) If on or prior to October 31, 2004 there shall have occurred a Change in Control, all or a portion of the Notes of any Holder shall be purchased by the Company, at the option of such Holder, at a purchase price specified in paragraph 6 of the Notes (the "Change in Control Purchase Price"), as of a date that is no later than 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 3.09(c).

       A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

       (i) There is a report filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person, including its Affiliates or Associates (for the purposes of this Section 3.09 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the aggregate voting power of the Common Stock and other capital stock of the Company with equivalent voting rights then outstanding; PROVIDED, HOWEVER, that a person -------- ------- shall not be deemed beneficial owner of, or to own beneficially, (A) any notes tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered notes are accepted for purchase or exchange thereunder, or (B) any notes if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

       (ii) There shall have occurred any change in the composition of a majority of our board of directors which is not supported by our incumbent board of directors.

       (iii) There shall be consummated any reorganization, consolidation, merger, share exchange or similar business combination involving us with any person or any sale, assignment, conveyance, transfer or other disposition of all or substantially all of our assets unless, following the transaction, the persons that beneficially own the voting stock of Avaya immediately prior to the transaction beneficially own, directly or indirectly, a majority of the combined voting power of all classes of voting securities of Avaya or the entity resulting from the transaction or that acquired all or substantially all of our assets immediately after the transaction.

       For purposes in defining a change in control:

       (i) the term "person" and the term "group" have the meanings given by
       Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

       (ii) the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

       (iii) the term "beneficial owner" is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing provisions of this Section 3.09, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

       "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

       (j) Within 15 days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). In addition, the Company shall cause a copy of such notice of Change in Control to be published in THE WALL STREET JOURNAL or another daily newspaper of national circulation. The notice shall include a form of Change in Control Purchase Notice to be completed by the Noteholder and shall state:

       (4) briefly, the events causing a Change in Control and the date of such Change in Control;

       (5) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

       (6) the Change in Control Purchase Date;

       (7) the Change in Control Purchase Price;

       (8) the name and address of the Paying Agent and the Conversion Agent;

       (9) the Conversion Rate and any adjustments thereto;

       (10) that Notes as to which a Change in Control Purchase Notice has been given by a Holder may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

       (11) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

       (12) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Note as described in clause (8) above;

       (13) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

       (14) briefly, the conversion rights of the Notes;

       (15) the procedures for withdrawing a Change in Control Purchase Notice;

       (16) that, unless the Company defaults in making payment of such Change in Control Purchase Price, Original Issue Discount and interest, if any, on Notes surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

       (17) the CUSIP number of the Notes.

       (k) A Holder may exercise its rights specified in Section 3.09(a) hereof upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Change in Control Purchase Date, stating:

       (18) the certificate number of the Note which the Holder will deliver to be purchased;

       (19) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

       (20) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Notes.

       The delivery of such Note to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; PROVIDED, HOWEVER, that such Change in Control Purchase Price shall be so paid pursuant to this Section
3.09 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

       The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

       Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.09.

       Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.09(c) shall
have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day immediately prior to the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

       The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

       The Company shall not be required to comply with this Section 3.09 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.09 and repurchases all Notes for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

       SECTION 3.10 EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL PURCHASE NOTICE. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Note. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or notes by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

       A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day immediately prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

       (21) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

       (22) the Principal Amount at Maturity of the Note with respect to which such notice of withdrawal is being submitted, and

       (23) the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

       A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

       There shall be no purchase of any Notes pursuant to Section 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

       SECTION 3.11 DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL PURCHASE PRICE. Prior to 10:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

       SECTION 3.12 NOTES PURCHASED IN PART. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered which is not purchased.

       SECTION 3.13 COVENANT TO COMPLY WITH NOTES LAWS UPON PURCHASE OF NOTES. In connection with any offer to purchase or purchase of Notes under Section 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable,
(ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all Federal and state notes laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

       SECTION 3.14 REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 of the Notes, together with interest or dividends, if any, thereon (subject to the provisions of Section [7.01(f)]), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of [Section 7.01(f)]).

       (b) Section 4.01 of the Original Indenture is hereby supplemented with the following:

                                   "ARTICLE 4

                                    COVENANTS

       SECTION 4.01 PAYMENT OF NOTES. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent, by 10:00 a.m. New York City time by the Company. Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or notes, if permitted hereunder, sufficient to pay all such amounts then due.

       The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount."

       (c) Article 6 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 6

                              DEFAULTS AND REMEDIES

       SECTION 6.01 EVENTS OF DEFAULT. An "Event of Default" occurs if:


       (1) the Company defaults in payment of any interest which becomes payable after the Notes have been converted to semiannual coupon notes following the occurrence of a Tax Event pursuant to Article 10 and such default continues for 30 days;

       (2) the Company defaults in the payment of the Principal Amount at Maturity (or, if the Notes have been converted to semiannual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

       (3) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

       (4) default under any Debt, whether such Debt now exists or is created later, which default results in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and the principal amount of all Debt so accelerated, together with all Debt due and payable but not paid prior to the end of any grace period, is $100,000,000 or more, and such acceleration has not been rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default from the Trustee; provided, HOWEVER, that if any such default shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

       (5) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

              (A) commences a voluntary case or proceeding;

              (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

              (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

              (D) makes a general assignment for the benefit of its creditors;

              (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

              (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

       (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

              (B) appoints a Custodian of the Company or for any substantial part of its property; or

              (C) orders the winding up or liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days.

       "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

       "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

       A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

       The Company will deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

       SECTION 6.02 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee by Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount (or if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) through the date of declaration on all the Notes to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs and is continuing, the Issue Price plus accrued Original Issue Discount (or if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, by notice to the

Trustee (and without notice to any other Noteholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount (or if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section
7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

       SECTION 6.03 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount (or if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

       The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

       SECTION 6.04 WAIVER OF PAST DEFAULTS. Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected or (3) a Default which constitutes a failure to convert any Note in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of
Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

       SECTION 6.05 CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

       SECTION 6.06 LIMITATION ON SUITS. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

       (24) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

       (25) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

       (26) such Holder or Holders offer to the Trustee note or indemnity satisfactory to the Trustee against any loss, liability or expense;

       (27) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of note or indemnity; and

       (28) the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

       A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

       SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price (or, if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date, and to convert the Notes in accordance with
Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

       SECTION 6.08 COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.07.

       SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price (or, if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest), if any, in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

              (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, (or, if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding; and

              (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

       Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       SECTION 6.10 PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

       FIRST: to the Trustee for amounts due under Section 7.07;

       SECOND: to Noteholders for amounts due and unpaid on the Notes for the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price (or, if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

       THIRD: the balance, if any, to the Company.

       The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

       SECTION 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Notes at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

       SECTION 6.12 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of Notes (or, if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued interest), as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

       (d) Article 8 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 8

                             DISCHARGE OF INDENTURE

       SECTION 8.01 DISCHARGE OF LIABILITY ON NOTES. When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms of the Notes or the Indenture, Common Stock sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to [Section 7.07], cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

       SECTION 8.02 REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Noteholders with respect to such money or notes for that period commencing after the return thereof."

       (e) Sections 9.01 and 9.02 of the Original Indenture are herby supplemented with the following:

       SECTION 9.01 WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:

       (29) to cure any ambiguity, omission, defect or inconsistency; PROVIDED, HOWEVER, that such amendment does not materially adversely affect the rights of any Noteholder;

       (30) to comply with Article 5 or Section 5.14;

       (31) to secure the Company's obligations under the Notes and this Indenture;

       (32) to add to the Company's covenants for the benefit of the Noteholders or to surrender any right or power conferred upon the Company;

       (33) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Notes under the Notes Act; or

       (34) to make any change that does not adversely affect the rights of any Holder.

       SECTION 9.02 WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, the Company and the Trustee may amend this Indenture or the Notes. However, without the consent of each Noteholder affected, an amendment to this Indenture or the Notes may not:

       (35) make any change to the provisions of this Indenture that relate to modifying or amending this Indenture;

       (36) make any change in the manner of calculation or rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Notes, reduce the rate of interest referred to in Section 4.01 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Note;

       (37) reduce the Principal Amount at Maturity, Restated Principal Amount or the Issue Price of or change the Stated Maturity of any Note;

       (38) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Note;

       (39) make any Note payable in money or notes other than that stated in the Note;

       (40) make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

       (41) make any change that adversely affects the right to convert any Note;

       (42) make any change that adversely affects the right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture; or

       (43) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes.

       It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                                   ARTICLE IV

                          SPECIAL TAX EVENT CONVERSION

       SECTION 4.01 OPTIONAL CONVERSION TO SEMIANNUAL COUPON NOTE UPON TAX EVENT. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises the option provided for in this Section 4.01, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.625% per annum on a Restated Principal Amount, per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on April 30 and October 31 of each year (each an "Interest Payment Date") to Holders of record at the close of business on the April 15 or October 16 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Notes. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Note, the Restated Principal Amount thereof plus accrued and unpaid interest on such Note and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Note. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to semiannual coupon notes. No other changes to this Indenture shall result as a result of the events described in this Section 4.01.

       SECTION 4.02 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. (a) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global Note, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

       (b) Except as otherwise specified with respect to the Notes, any interest on any Note that is payable on any Interest Payment Date, but is not punctually paid or duly provided for within 30 days following such Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

       (44) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 of this Supplemental Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

       (45) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any notes exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

       Subject to the foregoing provisions of this Section and Section 2.06 of this Supplemental Indenture, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                   ARTICLE V

                                   CONVERSION

       SECTION 5.01 CONVERSION PRIVILEGE. A Holder of a Note may convert such
Note into Common Stock at any time during the period stated in paragraph 8 of the Notes. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 of the Notes, subject to adjustment as herein set forth.

       A Holder may convert a portion of the Principal Amount at Maturity of a
Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

       "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of:

              (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

              (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

              (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 5.06(4), 5.07 or 5.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

       In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which
Section 5.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

       "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 5.07 or 5.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Common Stock is then listed or quoted.

       SECTION 5.02 CONVERSION PROCEDURE. To convert a Note a Holder must satisfy the requirements in paragraph 8 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date but in any event no later than the seventh Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 5.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

       No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 5. On conversion of a Note, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 4.01) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 4.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Note through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 4.01) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

       If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Notes converted.

       If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

       Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

       SECTION 5.03 FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

       SECTION 5.04 TAXES ON CONVERSION. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

       SECTION 5.05 COMPANY TO PROVIDE STOCK. The Company shall, prior to issuance of any Notes under this Article 5, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

       All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

       The Company will endeavor promptly to comply with all federal and state notes laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national notes exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

       SECTION 5.06 ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the Issue Date of the Notes, the Company:

       (46) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other Capital Stock;

       (47) subdivides its outstanding shares of Common Stock into a greater number of shares;

       (48) combines its outstanding shares of Common Stock into a smaller number of shares;

       (49) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

       (50) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

       The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

       If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 5 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 5.

       SECTION 5.07 ADJUSTMENT FOR RIGHTS ISSUE. If after the Issue Date of the Notes, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                R' = R x      (O + N)
                                          ---------------
                                          (O + (N x P)/M)
       where:

       R' =   the adjusted Conversion Rate.

       R =    the current Conversion Rate.

       O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 5.07 is being applied.

       N = the number of additional shares of Common Stock offered pursuant to the distribution.

       P =     the offering price per share of the additional shares.

       M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 5.06(4) applies or (ii) a distribution to which
              Section 5.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 5.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 5.07 applies, the fair market value (on the record date for the distribution to which this Section 5.07 applies) of the

       (51) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 5.06(4) distribution and

       (52) assets of the Company or debt notes or any rights, warrants or options to purchase notes of the Company distributed in respect of each share of Common Stock in such Section 5.08 distribution.

       The Board of Directors shall determine fair market values for the purposes of this Section 5.07.

       The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 5.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

       No adjustment shall be made under this Section 5.07 if the application of the formula stated above in this Section 5.07 would result in a value of R' that is equal to or less than the value of R.

       SECTION 5.08 ADJUSTMENT FOR OTHER DISTRIBUTIONS. (a) If, after the Issue Date of the Notes, the Company distributes to all holders of its Common Stock any of its assets, or evidences of indebtedness of the Company or any rights, warrants or options to purchase notes of the Company (including notes or cash, but excluding (x) distributions of Capital Stock referred to in Section 5.06 and distributions of rights, warrants or options referred to in Section 5.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 5.08, in accordance with the formula:

                  R'  =  R X  M
                         ------
                           M-F

where:

       R' =   the adjusted Conversion Rate.

       R  =   the current Conversion Rate.

       M  =   the Average Sale Price, minus, in the case of a distribution to which Section 5.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 5.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 5.08 applies, the fair market value (on the record date for the distribution to which this Section 5.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such
              Section 5.06(4) distribution.

       F  =   the fair market value (on the record date for the distribution to which this Section 5.08 applies) of the assets, notes, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 5.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

       The Board of Directors shall determine fair market values for the purposes of this Section 5.08.

       The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 5.08 applies.

       For purposes of this Section 5.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

       (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 5.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus
       (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 5.08.

       In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 5.06.

       SECTION 5.09 WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

       All calculations under this Article 5 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

       SECTION 5.10 WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in Section 5.06, 5.07, 5.08 or 5.14 if Noteholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Noteholders may include participation upon conversion provided that an adjustment shall be made at such time as the Noteholders are no longer entitled to participate.

       No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

       No adjustment need be made for a change in the par value or no par value of the Common Stock.

       To the extent the Notes become convertible pursuant to this Article 5 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

       SECTION 5.11 NOTICE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

       SECTION 5.12 VOLUNTARY INCREASE. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

       A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 5.06, 5.07 or 5.08.

       SECTION 5.13 NOTICE OF CERTAIN TRANSACTIONS. If:


       (53) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 5.06, 5.07 or 5.08 (unless no adjustment is to occur pursuant to Section 5.10); or

       (54) the Company takes any action that would require a supplemental indenture pursuant to Section 5.14; or

       (55) there is a liquidation or dissolution of the Company;

then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

       SECTION 5.14 REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS. If the Company is a party to a transaction subject to Section 5.01 of the Original Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive notes, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Common Stock, the person obligated to deliver notes, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of notes deliverable upon conversion of Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

       The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of notes, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Article 5. The successor Company shall mail to Noteholders a notice briefly describing the supplemental indenture.

       If this Section applies, neither Section 5.06 nor 5.07 applies.

       If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt notes or any rights, warrants or options to purchase notes of the Company that, but for the provisions of Section 5.08(c) hereof, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 5.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Note is convertible, the kind and amount of notes, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

       SECTION 5.15 COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to Section 5.03, 5.06, 5.07, 5.08, 5.09, 5.10, 5.14 or 5.17 is conclusive.

       SECTION 5.16 TRUSTEE'S ADJUSTMENT DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 5.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any notes or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article 5. Each Conversion Agent shall have the same protection under this Section 5.16 as the Trustee.

       SECTION 5.17 SIMULTANEOUS ADJUSTMENTS. In the event that this Article 5 requires adjustments to the Conversion Rate under more than one of Sections 5.06(4), 5.07 or 5.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 5.06, second, the provisions of Section 5.08 and, third, the provisions of Section 5.07.

       SECTION 5.18 SUCCESSIVE ADJUSTMENTS. After an adjustment to the Conversion Rate under this Article 5, any subsequent event requiring an adjustment under this Article 5 shall cause an adjustment to the Conversion Rate as so adjusted.

       SECTION 5.19 RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 5 shall be entitled to receive such number of shares of Series A junior participating preferred stock, par value $1.00 per share of the Company that is specified in the Company's Shareholder Rights Agreement adopted by the Company with the Bank of New York as rights agent in relation to each share of Common Stock. Each share of Common Stock issued upon conversion of the Notes pursuant to this Article 5 shall be further entitled to such number of shares of Common Stock or preferred stock purchase rights, as the case may be (together with the right to receive shares of stock, the "Rights"), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any existing or future shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 5, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE VI

                                  MISCELLANEOUS

       The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

       Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

       This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

       This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                        AVAYA INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




                                        THE BANK OF NEW YORK, as Trustee



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT A-1

                                   AVAYA INC.
                      Liquid Yield Option(TM) Note due 2021
                              (Zero Coupon-Senior)

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $487.48, THE ISSUE DATE IS OCTOBER 31, 2001, THE YIELD TO MATURITY IS 3.625%.

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                   AVAYA INC.
                      Liquid Yield Option(TM) Note due 2021
                              (Zero Coupon-Senior)

No. R                                           CUSIP:
Issue Date: October 31, 2001                    Original Issue Discount: $512.52
Issue Price:  $487.48                           (for each $1,000 Principal
(for each $1,000 Principal                      Amount at Maturity)
Amount at Maturity)


       AVAYA INC., a corporation incorporated under the laws of the State of Delaware, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of ______________________ ($___________) on October 31, 2021.


       This Note shall not bear interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

       Additional provisions of this Note are set forth on the other side of this Note.

         Dated:    _____________        AVAYA INC.

                                        By:
                                            ------------------------------------

                                            Title:


TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture
(as defined on the other side of
this Note).

By
    ------------------------------
         Authorized Signatory


Dated:
       ---------------------------


                                     A-1-2

                         [FORM OF REVERSE SIDE OF LYON]

                       Liquid Yield OptionTM Note due 2021
                              (Zero Coupon-Senior)


1.     Interest.

       This Note shall not bear interest, except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Note) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.625% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

       Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding, shall accrue at 3.625% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Note.

2.     Method of Payment.

       Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.     Paying Agent, Conversion Agent and Registrar.

       Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or


                                     A-1-3
agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.     Indenture.

       The Company issued the Notes under an Indenture dated as of October 31, 2001 (the "Original Indenture"), between the Company and the Trustee as supplemented by a first supplemental indenture, dated as of October 31, 2001 (the "Supplemental Indenture" and together with the Original Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

       The Notes are general unsecured obligations of the Company limited to $943,632,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.     Redemption at the Option of the Company.

       No sinking fund is provided for the Notes. The Notes are redeemable as a whole at any time, or in part from time to time, at the option of the Company at the Redemption Prices set forth below, PROVIDED that the Notes are not redeemable prior to October 31, 2004.

       The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table.

                                   (1)                    (2)                   (3)

                                  LYON              Accrued Original      Redemption Price
Redemption Date                Issue Price           Issue Discount          (1) + (2)
---------------                -----------           --------------          ---------
October 31, 2004............     $487.48                 $55.47               $542.95
October 31, 2005............     $487.48                 $75.33               $562.81
October 31, 2006............     $487.48                 $95.92               $583.40
October 31, 2007............     $487.48                $117.26               $604.74
October 31, 2008............     $487.48                $139.38               $626.86
October 31, 2009............     $487.48                $162.31               $649.79
October 31, 2010............     $487.48                $186.08               $673.56
October 31, 2011............     $487.48                $210.72               $698.20
October 31, 2012............     $487.48                $236.26               $723.74
October 31, 2013............     $487.48                $262.73               $750.21
October 31, 2014............     $487.48                $290.17               $777.65


                                     A-1-4

October 31, 2015............     $487.48                $318.62               $806.10
October 31, 2016............     $487.48                $348.10               $835.58
October 31, 2017............     $487.48                $378.67               $866.15
October 31, 2018............     $487.48                $410.35               $897.83
October 31, 2019............     $487.48                $443.19               $930.67
October 31, 2020............     $487.48                $447.23               $964.71
At Stated Maturity..........     $487.48                $512.52             $1,000.00

       If converted to a semiannual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount, plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Note be redeemable before October 31, 2004.

6.     Purchase by the Company at the Option of the Holder.

       Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

       Purchase Date                       Purchase Price

       October 31, 2004                    $542.95

       October 31, 2006                    $583.40

       October 31, 2011                    $698.20

       The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or shares of Common Stock, or any combination thereof in accordance with the Indenture.

       If prior to a Purchase Date this Note has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount, plus accrued and unpaid interest from the date of conversion to the Purchase Date.

       At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Notes held by such Holder as of a date no later than 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to October 31, 2004 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Note has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated


                                     A-1-5

Principal Amount, plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

       A third party may make the offer and purchase of the Notes in lieu of the Company in accordance with the Indenture.

       Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

       If cash (and/or notes if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, such Notes (or portions thereof) shall cease to be outstanding and Original Issue Discount and interest, if any, on such Notes shall cease to accrue (or portions thereof) on such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Note).

7.     Notice of Redemption.

       Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Original Issue Discount and interest, if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.     Conversion.

       Subject to the next two succeeding sentences, a Holder of a Note may convert it into Common Stock of the Company at any time before the close of business on October 31 , 2021. If the Note is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Note in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

       The Conversion Rate is 37.4437 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

       In the event the Company exercises its option pursuant to Section 4.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Note following a Tax Event, the


                                     A-1-6

Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. Accrued and unpaid interest in lieu of Original Issue Discount will not be paid on Notes that are converted; PROVIDED, HOWEVER, that if the Company exercises such option, Notes surrendered for conversion during the period, in the case of interest in lieu of Original Issue Discount, from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (and with respect to which the Company has mailed a notice of redemption). Notes surrendered for conversion must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount with respect thereto that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

       To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

       A Holder may convert a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Note, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

       The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or debt notes of the Company or certain rights to purchase notes of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Noteholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.


                                     A-1-7

       If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into notes, cash or other assets of the Company or another person.

9.     Conversion Arrangement on Call for Redemption.

       Any Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, by one or more investment banks or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock and to make payment for such Notes to the Trustee in trust for such Holders.

10.    Tax Event

       (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises the option provided for in this paragraph 10, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.625% per annum on a principal amount per Note (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on April 30 and October 31 of each year (each an "Interest Payment Date") to Holders of record at the close of business on the April 15 or October 16 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

       (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

       (c) Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section [ ] of the Indenture.

11.    Denominations; Transfer; Exchange.

       The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in


                                     A-1-8
part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

12.    Persons Deemed Owners.

       The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.    Unclaimed Money or Notes.

       The Trustee and the Paying Agent shall return to the Company upon written request any money or notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.    Amendment; Waiver.

       Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section [ ] of the Indenture, to secure the Company's obligations under this Note or to add to the Company's covenants for the benefit of the Noteholders or to surrender any right or power conferred, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Notes under the Notes Act or to make any change that does not adversely affect the rights of any Holders.

15.    Defaults and Remedies.

       Under the Indenture, Events of Default include (i) the Company defaults in payment of interest which becomes payable after the Notes have been converted to semiannual coupon notes following the occurrence of a Tax Event pursuant to
Article 10 of the Indenture and such default continues for 30 days (whether or not such payment shall be prohibited by the terms of the Indenture); (ii) default in payment of the Principal Amount at Maturity (or, if the Notes have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Notes when the same becomes due and payable (whether or not such payment shall be prohibited by the terms of the Indenture); (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, subject to notice and lapse of time; (iv) default in the payment of any principal when due or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred


                                     A-1-9
exceeds $100,000,000, and such acceleration has not been rescinded or annulled within a period of 30 days after receipt by the Company of a Notice of Default, subject to notice and lapse of time; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

       Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or note reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.    Trustee Dealings with the Company.

       Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.    Authentication.

       This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

18.    Abbreviations.

       Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.    GOVERNING LAW.

       THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                             ----------------------


                                     A-1-10

       The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:


                  Avaya Inc.
                  211 Mount Airy Road
                  Basking Ridge, New Jersey 07920
                  Attention:  Chief Financial Officer

         ASSIGNMENT FORM                                              CONVERSION NOTICE
To assign this Note, fill in the form below:                 To convert this Note into Common Stock of the Company,
                                                             check the box:

I or we assign and transfer this Note to                                              |_|

---------------------------------
_________________________________                            To convert only part of this Note, state the Principal
                                                             Amount at Maturity to be converted (which must be
(Insert assignee's soc. sec. or tax ID no.)                  $1,000 or an integral multiple of $1,000):
---------------------------------
                                                             $------------------------
---------------------------------
                                                             If you want the stock certificate made out in another
_________________________________                            person's name, fill in the form below:
(Print or type assignee's name, address and zip code)        _____________________________________
                                                             -------------------------------------
                                                             (Insert's other person's soc.sec. or tax ID no.)
and irrevocably appoint                                      _____________________________________

_____________________ agent to transfer this Note on the     _____________________________________
books of the Company.  The agent may substitute another to
act for him                                                  _____________________________________

 .                                                            -------------------------------------
                                                             (Print or type other person's name, address and zip)

------------------------------------------------------------------------------

Date:  _____________________  Your Signature:_________________________________

------------------------------------------------------------------------------
       (Sign exactly as your name appears on the other side of this Note)

                                   EXHIBIT A-2

                            Form of Certificated Note

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $512.52, THE ISSUE DATE IS OCTOBER 31, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 3.625% PER ANNUM.




                                      A-2-1